Exhibit 1.1

PHOENIX ENERGY ONE, LLC

UP TO 3,750,000 SERIES A PREFERRED SHARES

SELLING AGENCY AGREEMENT

[ ⚫ ], 20[ ⚫ ]

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Dear Ladies and Gentlemen:

Phoenix Energy One, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell up to a maximum of 3,750,000 Series A Cumulative Redeemable Preferred Shares representing membership interests in the Company (the “Series A Preferred Shares”), to investors (each, an “Investor,” and, collectively, the “Investors”), at a purchase price of $20.00 per share (the “Purchase Price”), in an offering (the “Offering”) exempt from registration pursuant to Tier II of Regulation A (“Regulation A”) as promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by the U.S. Securities and Exchange Commission (the “Commission”) and the other applicable rules, orders and regulations of the Commission (collectively referred to as the “Rules and Regulations”) and under the various state securities laws through Digital Offering LLC (the “Selling Agent”), acting on a best efforts basis only, in connection with such sales. The Series A Preferred Shares to be sold in this offering are referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Company hereby confirms its agreement with the Selling Agent concerning the offering, purchase, and sale of the Shares as follows:

1. Agreement to Act as Selling Agent.

(a) Best Efforts Basis. On the basis of the representations, warranties, and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Selling Agent agrees to act on a best efforts basis only in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing.

(b) Selling Agent’s Commissions. The Company will pay to the Selling Agent a cash commission equal to 7.75% of the gross offering proceeds received by the Company from the sale of the Shares (the “Cash Fee”), which shall be allocated by the Selling Agent to Dealers (as hereinafter defined) participating in the Offering, in its sole discretion (subject to Section 1(c)).

(c) Selected Dealer Agreements. The Selling Agent shall have the right to enter into selected dealer agreements, substantially in the form attached hereto as Exhibit A (collectively, the “Selected Dealer Agreements” and each, a “Selected Dealer Agreement”), with other broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in each case after good faith consultation with the Company regarding such proposed dealer (each dealer being referred to herein as a “Dealer,” and said dealers being collectively referred to herein as the “Dealers”); provided, however, that, subject to entry into a Selected Dealer Agreement, Dalmore Group LLC shall be entitled to receive a cash commission equal to 2.4% of the gross offering proceeds received by the Company from the sale of Shares by registered representatives of Dalmore Group LLC, and such amount shall be payable by the Selling Agent in accordance with this Section 1(c) out of the Cash Fee. The Cash Fee shall otherwise be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible for direct payment of compensation to any Dealer, including Dalmore Group LLC, it being the sole and exclusive responsibility of the Selling Agent. The Selling Agent acknowledges that certain of the registered representatives of Dalmore Group LLC that will participate in the Offering are non-executive personnel of the Company.

2. Delivery and Payment.

(a) On or after the date of this Agreement, the Company, the Selling Agent, AOS Inc. dba My IPO, and Wilmington Trust, N.A. (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for Investors that participate in the Offering (the “Escrow Account”).

(b) Prior to the Closing Date (as hereinafter defined) of the Offering: (i) each applicable Investor will execute and deliver to the Company, pursuant to the instructions provided in the Offering Statement, and the Company will make available to the Selling Agent and the Escrow Agent copies of, a subscription agreement substantially in the form included as an exhibit to the Offering Statement (each, a “Subscription Agreement”); (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the Purchase Price per Share as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and the Selling Agent in writing as to the balance of the collected funds in the Escrow Account.

(c) Notwithstanding the foregoing Section 2(b), Investors that maintain an account with a participating Dealer may subscribe for Shares pursuant to the procedures in Section 2(b) without depositing funds with the Escrow Agent; provided that each such Investor maintains sufficient funds in their account with such participating Dealer. At the Closing (as hereinafter defined), any amounts subscribed for and Shares delivered will be settled broker-to-broker and credited to the Company’s account.

(d) If the Escrow Agent shall have received written notice from the Company and the Selling Agent on or before 4:00 p.m., New York City time, on any date on or before [ ⚫ ], 20[ ⚫ ], or at such other time on such other date thereafter as may be agreed upon by the Company and the Selling Agent (such date, the “Closing Date”), the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Selling Agent as provided in the Escrow Agreement. and the Company shall deliver the Shares purchased by the Investors to the Investors on the Closing Date, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Equity Stock Transfer, LLC (the “Transfer Agent”). The closing of the Offering (the “Closing”) shall take place at the office of the Selling Agent or such other location as the Selling Agent and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the Closing Date.

(e) The Company reserves the right in its sole discretion to reject any Subscription Agreement in whole or in part. It is understood that no sale of Shares shall be regarded as effective unless and until accepted by the Company. If the Company, in its sole discretion, determines that the Offering will not proceed with respect to one or more Investors, then the Escrow Agent will promptly return the funds to such Investors without interest.

3. Offering Statement.

(a) The Company has filed with the Commission an offering statement on Form 1-A (File No. 024-[ ⚫ ]) (as amended as of the Qualification Date (as defined below), and including all exhibits thereto, the “Offering Statement”) relating to the Shares pursuant to Regulation A.

(b) As used in this Agreement:

(1) “Applicable Time” means 9:00 am (Eastern time) on the date of this Agreement;

(2) “Final Offering Circular” means the final offering circular relating to the Offering, including any supplements or amendments thereto, as filed with the Commission pursuant to Regulation A;

(3) “Preliminary Offering Circular” means the preliminary offering circular relating to the Shares included in the Offering Statement at the time of qualification on the Qualification Date;

(4) “Qualification Date” means the date as of which the Offering Statement was qualified with the Commission pursuant to Regulation A, the Securities Act and the related Rules and Regulations; and

(5) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

4. Representations and Warranties of the Company. The Company hereby represents and warrants and covenants to the Selling Agent that, as of the date hereof (or, as applicable with respect to a representation or warranty set forth in this Section 4, as of such other date as may be expressly set forth therein):

(a) The Offering Statement has been filed with the Commission in accordance with Regulation A; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, threatened by the Commission.

(b) The Offering Statement, at the time it became qualified, as of the date hereof, and as of the Closing Date, conformed and will conform in all material respects to the requirements of Regulation A.

(c) The Offering Statement, as of the date hereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions in the Offering Statement made in reliance upon and in conformity with information provided by the Selling Agent expressly for use therein as described in Section 9(ii) herein.

(d) The Preliminary Offering Circular did not, as of its date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions in the Preliminary Offering Circular made in reliance upon and in conformity with information provided by the Selling Agent expressly for use therein as described in Section 9(ii) herein.

(e) The Final Offering Circular will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions in the Final Offering Circular made in reliance upon and in conformity with information provided by the Selling Agent expressly for use therein as described in Section 9(ii) herein.

(f) The Company is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Company (i) has all limited liability company power and authority to conduct its business as presently conducted and as described in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and (ii) is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case of clauses (i) and (ii), where the failure to have such power or be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g) The Company does not have any “significant subsidiaries” (within the meaning of Rule 1-02 of Regulation S-X promulgated under the Exchange Act) except as set forth in the Final Offering Circular.

(h) The Company’s principal place of business is in the United States. The Company is not a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to merge with or acquire an unidentified company or companies. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular, will not be registered or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not, and has not been, subject to an order by the Commission pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company has filed during the two-year period preceding the date the Offering Statement was originally filed with the Commission all reports required to be filed pursuant to Rule 257 of the Rules and Regulations or pursuant to Section 13 or 15(d) of the Exchange Act. None of (i) the Company, (ii) any predecessor of the Company, (iii) any “affiliated issuer” (as defined in Rule 261(a) of the Rules and Regulations) of the Company, (iv) any director, executive officer, other officer participating in the Offering, general partner, or managing member of the Company, (v) any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or (vi) any promoter connected with the Company in any capacity at the time of filing, any offer after qualification, or such sale is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(i) The Company has full limited liability company right, power, and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. This Agreement and the Escrow Agreement have each been authorized and validly executed and delivered by the Company and the Escrow Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(j) Following the execution of the Third Amended and Restated Limited Liability Company Agreement of the Company (the “A&R LLCA”) on or prior to the Closing Date, the issuance and sale of the Shares will have been duly authorized by the Company, and, when issued, delivered and paid for in accordance with this Agreement, the Shares will be validly issued and will not be subject to preemptive or similar rights other than those that have been disclosed in the Final Offering Circular. The terms of the Shares, when issued, will conform in all material respects to the description thereof contained in the section entitled “Description of Capital and Preferred Shares” in the Final Offering Circular.

(k) Except as set forth herein or in the Final Offering Circular or as otherwise contemplated by this Agreement (including other Dealers pursuant to Selected Dealer Agreements), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank, or other person with respect to the Offering. Except as disclosed in the Final Offering Circular, to the Company’s knowledge, there are no other arrangements, agreements, or understandings of the Company or, to the Company’s knowledge, any of its members that may affect the Selling Agent’s compensation, as determined by FINRA. Notwithstanding the foregoing, certain employees of the Company are also registered representatives of a registered broker-dealer that is a member of the selling group for this Offering. These employees, in their capacity as registered representatives, will be actively engaged in the offer and sale of the Shares and will receive commissions for sales of the Shares. The registered broker-dealer with whom these Company employees are registered is not an affiliate of the Company. The participation of these employees as both employees of the Company and registered representatives of a selling group member may give rise to potential conflicts of interest, including, but not limited to, the possibility that such employees may have an incentive to recommend the Shares based on the compensation they will receive, rather than solely on the investment merits of the Shares. The Company has taken steps to ensure that all such sales activities comply with applicable securities laws and FINRA rules, including the disclosure of such potential conflicts of interest. To the Company’s knowledge, except as disclosed herein and in the Final Offering Circular, no (i) manager or officer of the Company, (ii) member holding 5% or more of the Company’s outstanding equity interests, or (iii) member holding any amount of the Company’s equity interests acquired within the 180-day period prior to the date hereof, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Selling Agents and their respective counsel if it becomes aware that any manager, officer, or member of the Company is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(l) The Company has not authorized anyone to engage in Testing-the-Waters Communications and has not distributed any Testing-the-Waters Communications.

(m) The consolidated financial statements and the related notes of the Company and its subsidiaries included in the Offering Statement and the Final Offering Circular comply in all material respects with the applicable requirements of the Securities Act and the applicable Rules and Regulations and present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with U.S. generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary, or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular.

(n) Ramirez Jimenez International CPAs, who have reported on certain financial statements of the Company and its subsidiaries, are registered independent public accountants with respect to the Company as required by the Securities Act and the applicable Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.

(o) Since the date of the most recent financial statements of the Company included in the Offering Statement and the Final Offering Circular, other than as described in or contemplated by the Offering Statement or the Final Offering Circular, (A) there has not been any material change in the capital stock of the Company or any material change in the long-term debt of the Company (other than as a result of ordinary course repayments, repurchases, and redemptions of debt, amortization payments required by the Fortress Credit Agreement (as defined in the Final Offering Circular), the accretion or amortization of discounts and issuance costs related to such long-term debt, or intercompany debt) or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests (other than with respect to ordinary course tax or other payments as described in the Offering Statement and the Final Offering Circular), or any material adverse change in the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Change”), (B) the Company has not sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority, and (C) the Company has not entered into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, and has not incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole.

(p) The Company and its subsidiaries good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, and claims (excluding any liens, encumbrances, or claims created pursuant to the Fortress Credit Agreement, the Adamantium Debt, and the other secured debt of the Company and its subsidiaries described in the Final Offering Circular) except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) Except as described in or contemplated by the Final Offering Circular, there are no legal, governmental, or regulatory actions, suits, or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject (“Actions”), nor are there, to the Company’s knowledge, any threatened Actions, in each case, that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect.

(r) Except as described in the Final Offering Circular or as would not reasonably be expected to have a Material Adverse Effect, the Company (i) possesses all governmental licenses, permits, consents, orders, approvals, and other authorizations necessary to carry on its business as presently conducted, (ii) is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, or other agreement or instrument to which it is a party or by which any material part of its property is bound, and (iii) in not violation of any applicable law or statute or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries. The Company is not in violation of any provision of its certificate of formation or limited liability company agreement.

(s) The Company has obtained all authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications, or decrees of any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, the issuance or sale of the Shares under this Agreement, or the consummation of the transactions contemplated by this Agreement, except for the execution of the A&R LLCA, the registration of the Shares under the Securities Act, and such authorizations, approvals, consents, licenses, orders, registrations, exemptions, qualifications, or decrees (i) as may be required by FINRA, (ii) as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares, (iii) as may be required by the NYSE American LLC (the “NYSE American”) in connection with the listing thereon of the Shares, or (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) None of the execution of this Agreement, the issuance, offering, and sale of the Shares, or the consummation of any of the transactions contemplated hereby (i) will conflict with or result in a breach of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, or other agreement or instrument to which the Company is a party or by which any material part of its property is bound, (ii) will result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Company (as in effect on the Closing Date), or (iii) result in the violation of any applicable statute or any order, rule, or regulation applicable to the Company or of any applicable court or federal, state, or other regulatory authority or other government body having jurisdiction over the Company or any subsidiary of the Company, except, in each case, with respect to clauses (i) and (iii) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) The Company has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in stabilization or manipulation of the price of the Shares.

(v) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement or the Final Offering Circular.

(w) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, customers, or contractors, except, in each case, as would not be reasonably expected to have a Material Adverse Effect.

(x) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company is in compliance with all applicable federal, state, and local laws, ordinances, rules, or regulations relating to occupational health and safety (to the extent relating to exposure to Hazardous Materials (as defined below), pollution, or the protection of the environment (including ambient air, surface water, groundwater, or land), including those relating to (1) emissions, discharges, or releases of pollutants, contaminants, or hazardous or toxic substances, materials, or wastes (collectively, “Hazardous Materials”), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials (“Environmental Laws”); (ii) there are no judicial or administrative agency or regulatory decrees, awards, judgments, or orders pending or, to the Company’s knowledge, threatened in writing against the Company under any Environmental Law; and (iii) the Company has not received any written notice from any governmental agency alleging any violation of or liability under any Environmental Law.

(y) The Company owns possesses, licenses, or has or can obtain other adequate rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess, or have other rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.

(z) Except as described in the Final Offering Circular or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company has timely filed all federal, state, provincial, local, and foreign tax returns that are required to be filed by it through the date hereof or has received timely extensions for the filing thereof, (ii) the Company has paid all taxes due from the Company on such returns other than (1) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (2) any such amounts currently payable without penalty or interest, and (iii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its respective properties or assets.

(aa) Except as described in the Final Offering Circular or as would not reasonably be expected to have a Material Adverse Effect, the Company has insurance covering its properties, operations, personnel, and businesses as is customary in its industries, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and the Company (A) has not received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance and (B) does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as described in the Final Offering Circular.

(bb) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company has directly or indirectly, (i) made any unlawful payment to any federal, state, local, and foreign governmental officer or official, or other person charged with similar public duties, or (ii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended,, except, in each case, with respect to clauses (i) and (2) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) The operations of the Company are and during the past five years have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company currently operates, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company is currently subject to any U.S. blocking or asset-freezing sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or knowingly indirectly (i) use the net proceeds of the Offering or (ii) lend, contribute, or otherwise make available such net proceeds to any subsidiary, joint venture partner, or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. blocking or asset-freezing sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List, except to the extent authorized by OFAC or otherwise permissible under Sanctions Regulations.

(ee) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan, and all other employee benefit plans, agreements, programs, policies, or other arrangements, whether or not subject to ERISA, that is maintained, administered, or contributed to by the Company or any of its affiliates for employees or former employees, directors, or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in compliance with its terms and the requirements of any applicable federal, state, local, and foreign laws, statutes, orders, rules, and regulations, including, but not limited to, ERISA and the U.S. Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any tax, fine, lien, penalty, or liability imposed by ERISA, the Code, or other applicable law; and (iv) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ff) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations, or the interpretations thereof by the Commission in a manner that would require registration of the Shares under the Securities Act.

5. Agreements of the Company.

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular pursuant to Rule 253 of the Rules and Regulations and Regulation A, within the prescribed time period, and if requested will provide a copy of such filing to the Selling Agent promptly following such filing.

(b) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 of the Rules and Regulations or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Selling Agent within a reasonable period of time prior to the filing thereof and the Selling Agent shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (i) when any amendment to the Offering Statement is filed; (ii) of any request by the Commission for any amendments to the Offering Statement or any amendments or supplements to the Final Offering Circular or for additional information; (iii) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (iv) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement or the Final Offering Circular untrue in any material respect, or that requires the making of any changes in the Offering Statement or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company of any notification with respect to any suspension of the qualification of the Offering Statement or exemption from registration of the Shares for offer and sale under the Securities Act. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Shares pursuant to market-making activities by the Selling Agent, the Company will use commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment.

(d) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Offering Statement or the Final Offering Circular, in each case as then amended or supplemented, would, in the reasonable judgment of counsel to the Company, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company, at any time to amend or supplement the Offering Statement or the Final Offering Circular to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Selling Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Selling Agent, without charge, such number of copies thereof as the Selling Agent may reasonably request.

(e) The Company will furnish to the Selling Agent and their counsel, upon request and without charge, (i) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as an offering circular relating to the Shares is required to be delivered under the Securities Act or the Rules and Regulations, as many copies of the Final Offering Circular or any amendment or supplement thereto as the Selling Agent may reasonably request in a typeset electronic version.

(f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Selling Agent and its counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably request; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action which would subject it to general service of process in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(h) The Company will use its commercially reasonable efforts to ensure that the Shares are listed for trading on the NYSE American upon approval of the listing application filed with the NYSE American.

(k) The Company will not take, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in stabilization or manipulation of the price of the Shares.

(l) During the period commencing on the date of this Agreement and ending at 12:01 a.m. on the date that is 180 days following the date of this Agreement (the “Lock-Up Period”), the Company will not, directly or indirectly, without the Selling Agent’s prior written consent, permit Phoenix Equity Holdings, LLC, a Delaware limited liability company and the direct parent and sole member of the Company (“Phoenix Equity”), to (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, any Series A Preferred Shares, the common units of the Company (the “Common Units”), or any other securities of the Company directly or indirectly convertible into or exercisable or exchangeable for Series A Preferred Shares or Common Units owned, either of record or beneficially (as defined in the Exchange Act), by Phoenix Equity on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Shares or the Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Shares or Common Units or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. The foregoing shall not apply to: (i) any equity pledge by Phoenix Equity pursuant to the Fortress Credit Agreement or any other indebtedness of Phoenix Equity and/or its subsidiaries; (ii) any foreclosure by the creditors under such indebtedness described in clause (ii); (iii) any transfer in connection with a change of control of Phoenix Equity or the Company; (iv) with respect to any Series A Preferred Shares acquired by Phoenix Equity after the date of this Agreement; or (v) in connection with the transactions contemplated hereby. Notwithstanding the foregoing, if the Offering is abandoned or does not close by [ ⚫ ], 2026, or if this Agreement is terminated, the Lock-Up Period shall terminate on such date.

6. Representations and Warranties of the Selling Agent; Agreements of the Selling Agent. The Selling Agent hereby represents and warrants and covenants to the Company that, as of the date hereof and as of the Closing Date (or, as applicable with respect to a representation or warranty set forth in this Section 6, as of such other date as may be expressly set forth therein):

(a) The Selling Agent is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Selling Agent has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it, and to conduct its business as presently conducted, and the Selling Agent is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except, in each case, where the failure to have such power or authority or be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to materially impair the Selling Agent’s ability to timely perform its obligations under this Agreement or the Escrow Agreement.

(b) The Selling Agent has full legal right, power, and authority to enter into this Agreement and the Escrow Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements have each been authorized and validly executed and delivered by the Selling Agent and are each a legal, valid, and binding agreement of the Selling Agent enforceable against the Selling Agent in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and equitable principles of general applicability and except for limitations on enforceability of indemnity provisions under federal and state laws.

(c) The Selling Agent agrees that it has not and will not engage in any Testing-the-Waters Communications without the prior written consent of the Company.

(d) None of the Selling Agent nor any Dealer, any general partner or managing member of the Selling Agent or any Dealer, any director or executive officer of the Selling Agent or any Dealer, or any other officer of the Selling Agent or any Dealer or any such general partner or managing member participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Selling Agent or any Dealer, or any other person being compensated by or through the Selling Agent or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(e) The Selling Agent and each Dealer is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering. The Selling Agent and each Dealer is a broker or dealer duly registered as such in any state where offers are made by the Selling Agent or such Dealer.

(f) Except for Selected Dealer Agreements (which may not be modified, amended, or supplemented from the form attached hereto without the Selling Agent’s prior good faith consultation with the Company), no agreement will be made by the Selling Agent with any person permitting the resale, repurchase, or distribution of any Shares purchased by such person.

(g) Except as otherwise consented to by the Company, the Selling Agent has not and will not use or distribute any written offering materials other than the Final Offering Circular, and shall only distribute the most current Final Offering Circular as of the date of such distribution. The Selling Agent has not and will not use any “broker-dealer use only” materials with members of the public and has not and will not make any unauthorized verbal representations or verbal representations that contradict or are inconsistent with the statements made in the most current Final Offering Circular as of the date of such verbal representations in connection with offers or sales of the Shares.

(h) The Selling Agent will comply in all material respects with the “Plan of Distribution” set forth in the Offering Statement and the Final Offering Circular, and will complete all steps necessary to permit the Selling Agent to perform its obligations under this Agreement in compliance with applicable federal and state laws, including conducting all solicitation and sales efforts in conformity with Regulation A, the Rules and Regulations, the rules of FINRA, and applicable state law.

(i) The Selling Agent will furnish to the Company upon request a complete list of all persons who have executed a Subscription Agreement or purchased any Shares and such persons’ places of residence, and will notify the Company promptly of any Subscription Agreements it receives.

(j) The Selling Agent will immediately bring to the attention of the Company any circumstance or fact that causes the Selling Agent to believe the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, or any other literature distributed pursuant to the Offering, or any information supplied by prospective Investors in their purchase materials, may be inaccurate or misleading.

(k) The Selling Agent will terminate the Offering upon request of the Company at any time.

(l) The Selling Agent is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated).

7. Expenses.

(a) The Company has agreed to pay the Selling Agent an accountable due diligence fee of $25,000, which was already paid to the Selling Agent on the signing of the initial engagement letter dated May 14, 2025 (the “Engagement Letter”). This payment shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). The Company shall be responsible for and pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing, and filing (as applicable) of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, and the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements, and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Final Offering Circular, and all amendments and supplements thereto, as may be reasonably requested by the Selling Agent pursuant to the terms of this Agreement for use in connection with the direct placement of the Shares and market-making activities of the Selling Agent, (iv) any filings required to be made by the Selling Agent with FINRA, and the reasonable and documented fees, disbursements, and other charges in connection therewith (other than fees of the Selling Agent’s counsel, subject to clause (vii) below), and in connection with any required review by FINRA, (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements, and other charges of counsel in connection therewith (other than fees of the Selling Agent’s counsel, subject to clause (vii) below), and the preparation and printing of preliminary, supplemental, and final Blue Sky memoranda, (vi) all reasonable and documented fees, expenses, and disbursements relating to background checks of the Company’s officers and directors by a background search firm acceptable to the Selling Agent, (vii) the reasonable and documented fees of counsel to the Selling Agent in connection with the Offering up to a maximum of $100,000, $25,000 of which was paid upon the signing of the Engagement Letter, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, (ix) fees and disbursements of the Company’s accountants incurred in delivering the letter(s) described in Section 8(e) of this Agreement, and (x) the reasonable and documented fees and expenses of the Escrow Agent. The $25,000 advance payment fees of counsel of the Selling Agent shall be reimbursed to the Company to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a).

(b) The Selling Agent has agreed to pay EquiDeFi, Ltd., pursuant to an agreement dated [*] 2025, a one-time platform setup, hosting, and maintenance fee of $6,000, due at signing. Starting once the Offering is open to accepting investors, Digital Offering will also pay EquiDeFi, Ltd. $2,500 monthly in account maintenance fees until 30 days after the termination of the Offering. In addition, the Company will pay EquiDeFi, Ltd. credit card processing fees (4.0% + $0.30 per swipe) plus any charge back fees or expenses and 0.50% + $5.00 for each ACH transfer fee to all purchasers in lieu of charges to Investors.

(c) It is further understood, however, that, except as provided in this Section 7, the Selling Agent will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on the resale of any of the Shares held by them, and any advertising expenses connected with any offers they may make and lodging expenses incurred by them in connection with any “road show,” as applicable.

8. Conditions to the Obligations of the Selling Agent. The obligations of the Selling Agent hereunder to purchase the Shares from the Company are subject to the following conditions:

(a) (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) any request for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Selling Agent, and (iii) the Final Offering Circular shall have been filed with the Commission under the Securities Act.

(b) There shall not have been a Material Adverse Change, other than as set forth in or contemplated by the Offering Statement and the Final Offering Circular the effect of which, in the reasonable judgment of the Selling Agent, is so material and adverse as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(c) Each of the representations and warranties of the Company contained herein shall be true and correct as of the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled, or complied with in all material respects.

(d) On the Closing Date, Latham & Watkins LLP, as legal counsel to the Company, shall have furnished to the Selling Agent, at the request of the Company, an opinion and a negative assurance letter in form and substance reasonably acceptable to the Selling Agent.

(e) On the Closing Date, Ramirez Jimenez International CPAs shall have furnished to the Selling Agent, at the request of the Company, a letter, dated as of the Closing Date, addressed to the Selling Agent and in form and substance reasonably satisfactory to the Selling Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Statement and the Final Offering Circular.

(f) On the Closing Date, there shall be furnished to the Selling Agent a certificate, dated as of the Closing Date, signed by an executive officer of the Company, in form and substance reasonably satisfactory to the Selling Agent, to the effect that the signer has carefully examined the Offering Statement and the Final Offering Circular, and that to such person’s knowledge, as of the Closing Date, (i) the representations set forth in Sections 4(c) and 4(e) hereof are true and correct and (ii) each of the conditions in Sections 8(a), 8(b), and 8(c) have been complied with.

(g) The Shares shall have been approved for listing upon notice of issuance on the NYSE American.

(h) The Company shall have furnished or caused to be furnished to the Selling Agent on the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions where the Company is registered or qualified to do business as the Selling Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

9. Indemnification.

(a) The Company shall indemnify, defend, and hold harmless the Selling Agent and each of the Dealers and each of their respective affiliates, directors, and officers and each person, if any, who controls the Selling Agent (or a Dealer, as the case may be) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Selling Agent Indemnified Party”) from and against any and all losses, claims, liabilities, expenses, and damages (including any and all reasonable and documented investigative, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or any claim asserted (whether or not such Selling Agent Indemnified Party is a party thereto)) to which any of them may become subject under the Securities Act or other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, liabilities, expenses, or damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) the omission or alleged omission to state in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense, or damage arises from the sale of the Shares in the Offering to any person or entity and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for inclusion in the Offering Statement or the Final Offering Circular or in any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Selling Agent Indemnified Party consists of the information described as such in Section 9(b). The indemnification obligations under this Section 9(a) are not exclusive and will be in addition to any liability that the Company might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to each Selling Agent Indemnified Party.

(b) The Selling Agent will indemnify, defend, and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”) to the same extent as the indemnity set forth in Section 9(a) above, insofar as such losses, claims, liabilities, expenses, and damages (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) the omission or alleged omission to state in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement or the Final Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Selling Agent Indemnified Party through the Selling Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the paragraphs under the caption “Plan of Distribution” in the Offering Statement and the Final Offering Circular constitute the only information relating to the Selling Agent Indemnified Parties furnished in writing to the Company by the Selling Agent expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular. In no event shall the Selling Agent indemnify the Company for any amounts in excess of the fees actually received by the Selling Agent pursuant to the terms of this Agreement (which fees shall be deemed to include any portion of the Cash Fee provided to Dealers).

(c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such Section. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable and documented costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed, or conditioned). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) above in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agent and the Dealers, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Selling Agent and the Dealers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Selling Agent and the Dealers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the Cash Fee and other amounts received by the Selling Agent (inclusive of any amount of the Cash Fee or other amounts paid to the Dealers). The relative fault shall be determined, to the extent applicable, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Selling Agent or Dealers, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this this Section 9(d), the Selling Agent will not be required to contribute any amount in excess of the amounts received by the Selling Agent pursuant to this Agreement (inclusive of any amount of the Cash Fee or other amounts paid to the Dealers). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding anything to the contrary in this Agreement, the applicable indemnifying party shall not be obligated to indemnify any indemnified party to the extent that any liabilities, claims, causes of action, losses, damages, penalties, fines, expenses, or damages were a result of fraud, willful misconduct, or bad faith of the indemnified party (in each case as determined by a court of competent jurisdiction in a final, non-appealable judgment).

10. Termination.

(a) The obligations of the Selling Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Selling Agent, without liability on the part of the Selling Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Selling Agent: (i) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions, including, without limitation, as a result of terrorist activities, such as to make it, in the reasonable judgment of the Selling Agent, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) trading in the Shares or any securities of the Company has been suspended or materially limited; (iii) trading generally on the NYSE American has been suspended or materially limited by the NYSE American or by order of the Commission, FINRA, or any other applicable governmental or regulatory authority; or (iv) a general banking moratorium has been declared by U.S. federal or New York State authorities.

(b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without the liability of any party to any other party except as provided in Section 7 hereof.

11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered or transmitted and confirmed by any standard form of telecommunication (a) if to the Company, at Phoenix Energy One, LLC, 18575 Jamboree Road, Suite 830, Irvine, CA 92612, Attention: Adam Ferrari, Chief Executive Officer, with copies to, Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004, Attention: Ross McAloon and Christopher Clark, or (b) if to the Selling Agent, at the office of Digital Offering LLC, 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651, Attention: Gordon McBean, with copies to Bevilacqua PLLC, 1050 Connecticut Avenue, N.W., Suite 500, Washington, DC 20036, Attention: Lou Bevilacqua, Esq. Any such notice shall be effective only upon receipt.

12. Survival. The respective representations, warranties, agreements, covenants, indemnities, and other statements of the Company and the Selling Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, the Selling Agent, or any of their respective affiliates, officers, directors, or controlling person referred to in Section 9 hereof and (b) delivery of and payment for the Shares. The respective agreements, covenants, indemnities, and other statements set forth in Sections 7, 9, 10, 11, 12, 14, and 17 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Selling Agent, the Company, and their respective successors and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person or entity any legal or equitable right, remedy, or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Selling Agent, the Company, and their respective successors and permitted assigns and for the benefit of no other person or entity except that (i) the indemnification and contribution contained in Sections 9(a) and (d) of this Agreement shall also be for the benefit of the Selling Agent Indemnified Parties and (ii) the indemnification and contribution contained in Sections 9(b) and (d) of this Agreement shall also be for the benefit of the Company Indemnified Parties. No purchaser of Shares shall be deemed a successor because of such purchase. Neither party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other party to this Agreement.

14. Governing Law Provisions.

(a) This Agreement, and the validity and interpretations of this Agreement and the terms and conditions set forth herein, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (without giving effect to any provisions relating to conflicts of laws). Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the New York courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the New York courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(b) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the New York courts, and, with respect to any Related Judgment, each party waives any such immunity in the New York courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

15. Acknowledgement. The Company acknowledges and agrees that the Selling Agent is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Selling Agent is not advising the Company or any other person as to any legal, tax, investment, accounting, or regulatory matters in any jurisdiction with respect to the Offering or the process leading thereto (irrespective of whether the Selling Agent has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Selling Agent shall have no responsibility or liability to the Company or any other person with respect thereto. The Selling Agent advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Selling Agent of the Company, the transactions contemplated hereby, or other matters relating to such transactions will be performed solely for the benefit of the Selling Agent and shall not be on behalf of, or for the benefit of, the Company. The Selling Agent shall disclose to the Company in writing any conflict or potential conflict of interest of the Selling Agent that arises or would be expected to arise in the course of the Selling Agent’s performance of its duties hereunder or otherwise in connection with the Offering.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission, or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity, and enforceability as a manual signature.

17. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

PHOENIX ENERGY ONE, LLC

By:
Name:	Adam Ferrari
Title:	Chief Executive Officer

DIGITAL OFFERING LLC

By:
Name:	Gordon McBean
Title:	Chief Executive Officer

[Signature Page to Selling Agency Agreement]

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT